Exhibit 5.2

Akerman Senterfitt

March 31, 2005

MSC-Medical Services Company

11764-1 Marco Beach Drive

Jacksonville, FL 32224

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special local counsel in the State of Florida to MSC-Medical Services Company, a Florida corporation (the “Issuer”), in connection with (i) the proposed issuance by the Issuer in an exchange offer (the “Exchange Offer”) of $150,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2011 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for like principal amount of the Issuer’s outstanding Senior Secured Floating Rate Notes due 2011 (the “Outstanding Notes”), which have not been and will not be, so registered, and (ii) the preparation of the registration statement on Form S-4 filed by the Issuer with the Securities and Exchange Commission (the “Registration Statement”), including the prospectus which is part of the Registration Statement (the “Prospectus”), for the purpose of registering the Exchange Notes under the Securities Act.

The Outstanding Notes have been and the Exchange Notes will be, issued pursuant to an Indenture dated as of June 21, 2005 (the “Indenture”), between the Issuer, MCP-MSC Acquisition, Inc., as guarantor and U.S. Bank National Association, as trustee. The terms of the Exchange Notes are contained in the Indenture and the Exchange Notes will be issued pursuant to the Indenture. Capitalized terms defined in the Indenture and not otherwise defined herein are used with the meanings so defined.

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and made such other investigations as we have deemed appropriate to render the opinion set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on representations made in the Indenture, certificates and other documents and other inquiries of officers of the Issuer and of public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite corporate action.

Our opinions set forth herein are limited to the laws of the State of Florida that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Issuer has been duly organized and is validly existing and in good standing under the laws of the State of Florida.

2.	The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Exchange Notes, have been duly authorized by all necessary corporate action on the part of the Issuer.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein. We also hereby consent to Ropes & Gray LLP relying upon this opinion in providing any opinion to be delivered by them in respect of the foregoing.

Very truly yours,

/s/  Akerman Senterfitt